                                                                     EXHIBIT 2.1

                  Plan of Reorganization and Articles of Merger

                ARTICLES OF MERGER AND PLAN OF REORGANIZATION OF

                       SOUTHERN SECURITY BANK CORPORATION
                     A Florida Corporation, Pursuant to the
                         General Corporation Laws of the
                                State of Florida

                                      into

                     SOUTHERN SECURITY FINANCIAL CORPORATION
              A Delaware Corporation, as the Surviving Corporation
                     Pursuant to section 252 et seq. of the
               General Corporation Laws of the State of Delaware.

PLAN OF MERGER. Dated this 7th day of October, 1996, by and between Southern Security Bank Corp., a Florida Corporation, (hereinafter may be referred to as SSBC-Florida), and as unanimously approved and authorized by the Board of Directors thereof, and as approved and authorized by a majority vote of the shareholders thereof, and as approved by the Southern Security Financial Corporation., A Delaware Corporation, (hereinafter may be referred to as SSFC-Delaware), and as unanimously approved and authorized by the Board of Directors thereof, and as approved and authorized by a majority vote of the shareholders thereof, the two Corporations (SSBC-Florida and SSFC-Delaware) who together may be referred to as Constituent Corporations;

         WHEREAS, The Board of Directors and a Majority of the Shareholders of each of the Constituent Corporations deem it advisable for the welfare of the Constituent Corporations that these Corporations Merge under the terms and conditions hereinafter set forth, such Merger to be effected pursuant to the statutes of the State of Delaware, and they have duly approved and authorized the terms of the plan of Merger;

         WHEREAS, Southern Security Bank Corporation is a Corporation duly organized under the Laws of State of Florida, having been Incorporated on April 8th, 1992 with authorized capital consisting of 20,000,000 Class-A common shares of $0.01 par value of which not greater than 10,500,000 shares are Issued and outstanding, 5,000,000 Class-B common shares of $0.01 par value of which NO shares are issued and outstanding, and

         5,000,000 Series-A preferred convertible shares of $0.01 par value of which 778,182 shares are issued and outstanding, prior to the contemplated Merger; Southern Security Bank Corporation has authorized and issued to its Officers and Directors options that expire over ten year terms, at option exercise prices when granted equating to 110% of the then net book value per share for common stock, 2,001,402 of which options have been granted as of September 30,1996;

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                  Plan of Reorganization and Articles of Merger

         WHEREAS, Solution Security Finance Corporation is a Corporation duly organized under the Laws of State of Delaware, having been incorporated on October 4th, 1996 will properly amend its Articles of Incorporation such that its authorized capital shall consist of 30,000,000 Class-A common shares of $0.01 par value of which 602,500 shares are issued and outstanding, 5,000,000 Class-B common shares, convertible to Class-A Common (at one share for one share), of $0.01 par value of which NO shares are issued and outstanding, and 5,000,000 Series-A preferred convertible (to Class-A Common One share for one share) shares of $0.01 par value of which NO shares are issued and outstanding, as of September 30,1996, where all shares are voting;

         WHEREAS, The plan of Merger and Reorganization is contained within the Articles of Merger;

         WHEREAS, There shall be [an] amendment[s] to the Surviving Corporation's Articles of Incorporation and By Laws, such that the Surviving Corporation's, SSFC-Delaware's, Articles of Incorporation and By Laws are in principle the same as the Articles of Incorporation and By Laws of SSBC-Florida, therefore, Stockholder approval is required; and,

         NOW THEREFORE, in consideration of the Promises and the mutual Agreements, Warranties and Covenants herein contained, it agreed that Southern Security Bank Corporation [of Florida] and Southern Security Financial Corporation [of Delaware] shall be Merged, that Southern Security Financial Corporation shall be the Surviving Corporation, and the terms and conditions of such Merger and the mode of carrying it into effect are and shall be as follows.

                               ARTICLES OF MERGER

1. NAME OF SURVIVING CORPORATION: The name of the Corporation, which is sometimes hereinafter referred to as the Surviving Corporation, shall and, from and after the effective date of the Merger, be Southern Security Financial Corporation., the separate existence of Southern Security Bank Corporation, a Florida corporation, shall cease at the effective time of the Merger, except insofar as it may be continued by Law in order to carry out the purposes of this Agreement of Merger, and except as continued in the Surviving corporation.

2. ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION: The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Southern Security Financial Corporation., a Delaware Corporation, a copy of which is annexed as Exhibit (1), hereto.

3. BYLAWS OF THE SURVIVING CORPORATION: The Bylaws of SSFC-Delaware., a Delaware Corporation, at the effective time of the Merger, shall be the By-laws of the Surviving Corporation, until altered or replaced as provided herein.

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                  Plan of Reorganization and Articles of Merger

4. BOARD OF DIRECTORS AND OFFICERS: The members of the Board of Directors of SSFC-Delaware, and the officers shall be the Directors and Officers of the Surviving Corporation immediately at the effective time and date of the Merger, shall be those persons who were the members of the Board of Directors and the officers of Southern Security Bank Corporation respectively, for the terms provided by Law or in the By-laws, Employment Agreements, Employment Contracts, or until their respective successors are elected, qualified, and subject to requisite Federal and State Banking Regulatory approval, S.E.C. approval, and any other requisite approvals from any authorities having jurisdiction thereon. All Officers and Directors of SSFC-Delaware that were the Officers and Directors of SSFC-Delaware prior to the Merger will resign immediately at the effective date and time of the Merger.

5. AUTHORITY TO CONDUCT BUSINESS: SSFC-Delaware of Delaware represents that the Corporation has not filed an application for authority to do business in any other slate, however, immediately with the effective date and time of the consummation of the Merger contemplated hereby, the Surviving Corporation, shall own over 90% of the capital stock of a Florida State Chartered Commercial Bank, the Southern Security Bank of Hollywood, (hereinafter referred to as SSBH) operating and doing business in Broward County, Florida, [a] this affiliate company, SSBH, has been and will continue to be regulated by the Florida Department of Banking and Finance, and therefore must comply with all Laws, Rules, Regulations, and Administrative practices established by the Florida Department of Banking and Finance, and [b] the Surviving Company, SSFC-Delaware, will be additionally regulated by the Federal Reserve Bank, as SSFC-Delaware shall be considered a Bank Holding Company, and therefor must comply with all Laws, Rules, Regulations, and Administrative practices established by the Federal Reserve Bank.

6. CONVERSION OF SHARES: The manner of converting the shares of the Constituent Corporations into the shares of the Surviving Corporation shall be set forth in this paragraph, as follows, immediately upon the effective date and time of the Merger:

         a. Each share of Class-A Common stock of SSBC-Florida outstanding in the hands of the existing Shareholders, being a portion of the shares of SSBC-Florida outstanding, without any action on the part of the holder thereof, shall automatically become and be converted into common stock of the surviving Corporation, SSFC-Delaware, at the rate of: ONE
         (1) share of the Surviving Corporation's Class-A Common, for each ONE
         (1) Share of Class-A Common stock of SSBC-Florida and each outstanding certificate representing shares of common stock of SSBC-Florida shall thereupon be deemed, for all corporate and equitable purposes to evidence the ownership of the number of fully paid, non-assessable shares of the classes of SSFC-Delaware stock; and,

         b. Each share of Series-A Preferred stock of SSBC-Florida outstanding in the hands of the existing Shareholders, being a portion of the shares of SSBC-Florida outstanding, without any action on the part of the holder thereof, shall automatically become and be converted into each such class of stock of the surviving Corporation, SSFC-Delaware, at the rate of: ONE (1) share of the Surviving Corporation's Series-A Preferred stock, for each ONE (1) Share of Series-A Preferred stock of SSBC-Florida and each outstanding certificate representing shares of this class of stock of SSBC-Florida shall thereupon be deemed, for all corporate and equitable purposes (including the accrual and/or payment of dividends) to evidence the

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                  Plan of Reorganization and Articles of Merger

         ownership of the number of fully paid, non-assessable shares of this class of stock of SSFC-Delaware; and,

         c. Each Option for share[s] of Class-A Common Stock of SSBC-Florida outstanding held by the Officers and Directors of SSBC-Florida, being all of the outstanding Options for common shares of SSBC-Florida, without any action on the part of the holder thereof, shall automatically become and be converted into Options for Class-A common stock of the surviving Corporation, SSFC-Delaware, at the rate of: ONE
         (1) option for one share of the Surviving Corporation's Class-A common stock for each ONE (1) option for one Share of Class-A Common stock of SSBC-Florida, and each outstanding Options for shares for this class of stock of SSBC-Florida, with the exact contractual terms as to expiration date (options to be exercised within 10 years from the date of each granting) for the exercise of said options, and price for the exercise of said options (established at 110% of the net book value per share at the date when granted) as granted by SSBC-Florida, shall thereupon be deemed, for all corporate and equitable purposes to evidence the ownership of the number of Stock Options for shares of this class of stock of SSFC-Delaware, as described in the attached Options schedule dated September 30,1996.

7. RIGHTS OF SHAREHOLDERS; After the effective time of the Merger, each holder of a certificate which previously represented shares of each class of stock of SSBC-Florida shall cease to have any rights as a shareholder of SSBC-Florida. After the effective date and time of the Merger, any holder of a certificate or certificates which previously represented shares of each class of stock of SSBC-Florida shall be required to surrender same (or file a Lost Certificate Affidavit thereto) to the Transfer Agent of the Surviving Corporation, SSFC-Delaware, and the surviving corporation shall thereupon notify each such Shareholder and Stock Option holder, that such holder will be entitled to receive in exchange therefor, a certificate or certificates of SSFC-Delaware representing the same number of shares of each class of stock of SSBC-Florida represented by each certificate or certificates; and the Transfer Agent shall also issue Stock Option Certificates in the name of SSFC-Delaware to each SSBC-Florida Option[s] holder[s]. The contemplated Transfer Agent is as follows:

                  OLDE MONMOUTH STOCK TRANSFER CO., INC. (the Transfer Agent) 22 Claridge Drive, Middletown, New Jersey, 07748
                  Telephone: 908-671-6173

8. EFFECTIVE DATE OF MERGER: (A) For all purposes of the Laws of the State of Delaware, this Agreement of Merger and the Merger herein provided for shall become effective and the separate existence of SSBC-Florida except insofar as it may be continued by Statute or as may be required by Federal and/or State Bank regulatory authorities, shall cease as soon as this Agreement shall have been adopted, signed and acknowledged in accordance with the Laws of the State of Delaware, and certificates of its adoption and approval shall have been executed in accordance with such Laws and upon approval of Federal and State Banking regulatory authorities having jurisdiction thereon; this Certificate and Agreement of Merger shall have been filed in the office of the Secretary of State of the State of Delaware, [a] For all purposes of the Laws of the State of Florida, this Agreement of Merger and the Merger herein provided for shall become effective and the separate existence of SSBC-Florida except insofar as it may be continued by Statute or the Federal and/or State Banking Regulatory Authorities, shall cease as soon as this agreement shall have been

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                  Plan of Reorganization and Articles of Merger

adopted, approved, signed and acknowledged in accordance with the Laws of the State of Florida and certificates of its adoption and approval shall have been executed in accordance with such Laws; and this Certificate of Merger shall have been filed in the office of the Secretary of State of the State of Florida. [b] The Corporate Identity, Existence, Purposes, Powers, Objects, Franchises, Rights and Immunities of SSFC-Delaware shall continue unaffected and unimpaired by the Merger hereby provided for, and the Corporate Identities, Existence, Purposes, Powers, Objects, Franchises, Rights, and Immunities of SSBC-Florida shall be continued in and Merged into SSFC-Delaware and SSFC-Delaware shall be fully vested therewith. [c] The date upon which this Agreement is filed in the offices mentioned above and upon which the Constituent Corporations shall so become a single Corporation is the effective date of the Merger.

9. CONTRACTUAL OBLIGATIONS & EMPLOYMENT AGREEMENTS: The President and Chairman of the Board of SSBC-Florida (James L. Wilson and Philip C. Modder, respectively) are employed by SSBC-Florida under long term employment agreements; At the consummation and effective date and time of this contemplated Merger, the employment agreements shall immediately become the liability of the surviving company, SSFC-Delaware. Any contractual obligations and liabilities of SSBC-Florida shall immediately become the contractual obligations and liabilities of the surviving corporation, SSFC-Delaware upon the consummation and effective date and time of the Merger.

10. AUTHORIZATION: The parties hereto acknowledge and respectively represent that this Merger Agreement is authorized by the Laws of the respective jurisdiction of the Constituent Corporations and that the matter was approved at a special Shareholders meeting [or by written communication(s) to the shareholders, or as otherwise provided by the Constituent Corporation's bylaws] of the respective Corporations at which time each respective Corporation's Shareholders voted as follows:

Corporation      Shares Outstanding      Voted In Favor  Not Voting    Voted Against
-----------      ------------------      --------------  ----------    -------------
SSBC-Florida     __________________      ______________  __________    _____________

SSFC-Delaware    __________________      ______________  __________    _____________

11. FURTHER ASSURANCES OF TITLE: As and when requested by the Surviving Corporation, or by successors or assigns, the board of Southern Security Bank Corporation will execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such future action as the Surviving Corporation may deem necessary or desirable in order to vest in and conform to the Surviving Corporation, title to and possession of any property of any of the Constituent Corporation acquired by the Surviving Corporation by reason, or as a result, of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and directors of Southern Security Bank Corporation and the officers and directors of the Surviving Corporation are fully authorized in the name of the respective Constituent Corporations or otherwise, to take any and all such action.

12. COVENANTS, AND OBLIGATIONS PRIOR TO THE EFFECTIVE DATE. Except as limited by this Paragraph pending consummation of the Merger, each of the Constituent Corporations will

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                  Plan of Reorganization and Articles of Merger

carry on its business in substantially the same manner as before and will use its best efforts to maintain its business organization, intact, to retain its present employees and to maintain its relationships with suppliers and other business contacts, except that without the prior consent in writing of SSBC-Florida pending consummation of the Merger. SSFC-Delaware shall not:

         a Declare or pay any dividend or make any other distribution on its shares, or issue any stock Options or agreements for capital stock.

         b        Create or issue any liabilities.

         c Enter into any transaction other than those involved in carrying on its ordinary course of business.

13. SHAREHOLDER APPROVAL: This Agreement shall be submitted to the Shareholders of SSBC-Florida and to the Shareholders of SSFC-Delaware, the Surviving Corporation, for approval in the manner provided by each company's Articles of Incorporation, by-Laws and their respective Laws of the States of Florida and Delaware.

14. REPRESENTATIONS AND WARRANTIES: Except as may be expressly waived in writing by SSBC-Florida, the Representations and Warranties made by SSFC-Delaware to SSBC-Florida in this Agreement and in any document delivered pursuant to this agreement shall be deemed to have been made again on the effective date and shall then be true and correct in all material respects. If SSBC-Florida has discovered any material error, misstatement, or omission in the representations and warranties, it shall report that discovery immediately to SSFC-Delaware and SSFC-Delaware shall correct the error, misstatement, or omission or obtain a written waiver from SSBC-Florida. SSFC-Delaware shall represent, warrant and evidence same to SSBC-Florida:

         a. SSFC-Delaware shall have performed and complied with all Representations prior to or on the effective date, and it

         b. is a Corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full Corporate power to carry on the business in which it is engaged, however, it has never conducted any significant business, and it

         c. Has no liabilities, obligations, or judgments of any kind, contingent or otherwise, and it has no litigation, or any pending and/or threatened litigation, and it

         d. Filed Form "D" under the Securities Act of 1933, is considered and commonly called a "Public Shell Company" with over 250 shareholders, with 602,500 shares of all classes of stock outstanding, and is in full compliance with all Federal and State Laws and Regulations applicable thereto; and has filed under the Securities Act of 1933 and/or the Securities Exchange Act of 1934, all filings and/or disclosures are required to have been filed; its securities have never been traded on any domestic or foreign stock Exchange or market; and it

         e. Has no liabilities, [and is not a party to any litigation (or threatened litigation), to any law

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                  Plan of Reorganization and Articles of Merger

         suit, action, arbitration, or legal, administrative or other proceeding, or pending governmental investigation], and nominal assets, has not traded its securities over any public marketplace, domestic or foreign stock exchange, and has not conducted any significant business from date of the inception of the company to the effective date of this Merger, and it

         f. Has no Options, Warrants, Bonds, Notes, Conversion or any other rights, Agreements or Commitments of any kind obligating it, contingently or otherwise, to issue or sell any shares of its capital stock of any class or any such shares, are outstanding, and no authorization thereof has been given, shall provide a certified shareholder list to SSB-Florida; and

         g. The execution, the delivery and the performance of this agreement by SSFC-Delaware has been duly authorized and approved by requisite Corporate action thereof, its shareholders, and Board of Directors, and,

         h. Within the times and in the manner prescribed by law, SSFC-Delaware has filed all federal, state, and local tax returns required by law, and has paid all taxes, assessments, and penalties due and payable, and there are no present disputes as to taxes of any nature payable thereby, and it,

         i. Has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, orders, decrees, rulings, and charges thereunder) of federal, state, county, local and foreign governments and any agencies thereof), except the failure to comply would not have a material adverse effect upon the financial condition of SSFC-Delaware, as determined by SSBC-Florida; and,

         j. This Agreement and the Instruments delivered to SSBC-Florida under this agreement have been duly and validly executed and delivered by SSFC-Delaware, and have been duly authorized and approved by requisite Corporate action thereby. This agreement and the instruments delivered under this agreement constitute the valid and binding obligations of SSFC-Delaware, its Directors, Officers, and shareholders, and is enforceable in accordance with its terms; and,

         k. SSFC-Delaware shall take all steps, actions, preparations and file all necessary local, state, federal, and securities exchange commission filings, reports and disclosures, in performance of this agreement, and for the filing any amendments to its Articles of Incorporation and/or By Laws that may be necessary in the performance of this Agreement.

15. FEDERAL TAX ATTRIBUTES: This Merger for tax and other purposes shall be construed as a form of reorganization, and therefor the Tax Attributes of SSBC-Florida and SSBH shall carryover to and consolidate with the surviving corporation, SSFC-Delaware, from that of the SSBC-Florida and its affiliate Banking company, SSBH, who file consolidated Federal Income Tax returns. It is anticipated that SSFC-Delaware will file consolidated Federal Income Tax returns, involving those entitles and affiliate[s] contemplated by this Merger Agreement, thereby preserving the Tax Attributes contained in SSBC-Florida and its affiliate, SSBH.

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                  Plan of Reorganization and Articles of Merger

16. REQUISITE REGULATORY APPROVAL: The Constituent Companies acknowledge that SSBC-Florida is an existing Bank Holding Company, which owns over 90% of the capital stock of a Florida chartered Commercial Bank whose deposits are insured to those limits established by the F.D.I.C. and Federal Statute, and therefore, the Merger contemplated by this agreement shall be subject to the approval of, inter alia., Federal and State Banking regulatory authorities having jurisdiction thereon, in addition to any other Local, Municipal, State, and Federal governing authorities having jurisdiction thereon. In the event all requisite State and Federal Regulatory approval is not granted in a reasonable period of time, as determined by SSBC-Florida at its sole discretion, then this Merger Agreement may be cancelled by SSBC-Florida, by giving written notice thereof to SSFC-Delaware, rendering this Agreement void and of no binding effect whatsoever, on SSBC-Florida, its officers and directors, and SSFC-Delaware.

17. SERVICE OF PROCESS OF SURVIVING CORPORATION: The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceedings for enforcement of obligation arising from the merger, including any suit or other proceedings to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the General Corporation Law of the state of Delaware, and hereby irrevocably appoints the Secretary of the State of Delaware, as its agent to accept service of process in any suit or other proceedings. Copies of such process shall be mailed to SSFC-Delaware at:

                           HARVARD BUSINESS SERVICES, INC.
                           25 GREYSTONE MANOR
                           LEWES, DELAWARE 119958-9776

                           and to SSBC-Florida at:

                           James L. Wilson, President
                           Southern Security Bank Corporation
                           Post Office Box 520, Boca Raton, Florida 33429-0520

18. ABANDONMENT: This plan of Merger may be abandoned (a) by SSBC-Florida, acting by its Board of Directors, at any time prior to the date of SSBC-Florida's notice to SSFC-Delaware of SSBC-Florida's adoption by the Shareholders of SSBC-Florida, or, (b) by the mutual consent of the Constituent Corporations, acting each by its Board of Directors, at any time after such adoption by such Shareholders and prior to the effective time of the Merger. In the event of the abandonment of this Agreement of Merger pursuant to (a) above, notice thereof shall be given by the Board of Directors of SSBC-Florida and this Agreement of merger shall become wholly void and of no effect and there shall be no further liability of obligation on the part of SSBC-Florida or of its Board of Directors. For abandonment pursuant to (b) above, this Agreement of merger shall become wholly void and of no effect and there shall be no further liability of obligation on the part of either of the Constituent Corporations or of its Board of Directors.

19. SURVIVAL OF REPRESENTATIONS AND WARRANTIES: The Representations and warranties, contained in this Agreement shall survive and continue after the effective date of this contemplated merger.

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                  Plan of Reorganization and Articles of Merger

20. SPECIAL CONDITION AND DISCLOSURE: This contemplated merger is predicated upon Thomas Abate and Mega Holding Corporation [presently a "public company"] creating a "spin-off" corporation domiciled in Delaware, which shall be named Southern Security Financial Corporation. The representations and warranties expressed in this agreement shall be applicable to and an obligation of Mega Holding Corporation and Southern Security Financial Corporation; and that no liabilities or liabilities shall follow to SSFC-Delaware or become liabilities or liabilities of SSFC-Delaware.

IN WITNESS WHEREOF each of the Constituent Corporations, pursuant to authority granted by its Board of Directors, has caused this Agreement of Merger and Reorganization to be executed by a majority of its Board of Directors and by its President or CEO and its Secretary.

The respective Directors and Officers of SSFC-Delaware, a Constituent Corporation, does hereby certify that the above Articles of Merger, Reorganization Plan, and Agreement is adopted, with requisite shareholder approval, accompanies by applicable corporation resolution, authorizing the Articles of Merger and Reorganization Plan as set forth in the Agreement, that said resolution[s] have not been revoked or rescinded, and that the execution and delivery of this Agreement by SSFC-Delaware will constitute valid and binding obligations of SSFC-Delaware enforceable in accordance with their terms.

SOUTHERN SECURITY FINANCIAL CORPORATION
SSFC-DELAWARE

The respective Directors and Officers of SSBC-Florida, a Constituent Corporation does hereby certify that the above Articles of Merger, Reorganization Plan, and Agreement is adopted, subject to the conditions and requisite Regulatory Approvals and shareholder approval, accompanies by SSBC-Florida corporation resolution[s], authorizing the Articles of Merger and Reorganization Plan as set forth in the above Agreement, and that said resolution[s] have not been revoked or rescinded.

SOUTHERN SECURITY BANK CORPORATION
SSBC-FLORIDA

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                  Plan of Reorganization and Articles of Merger

                  DESCRIPTION OF SECURITIES & CAPITAL STOCK FOR
                       SOUTHERN SECURITY BANK CORPORATION
                    SOUTHERN SECURITY FINANCIAL CORPORATION

GLOBAL CHANGE: The Company has amended its Certificate of Incorporation to authorize the issuance of Forty Million shares of capital stock, consisting of Thirty Million shares of Class A, Voting Common Stock ($.01 par value) ("Class A Common Stock"), Five Million shares of Class B, Non-Voting Common Stock ($.01 par value) ("Class B Common Stock"), and Five Million (5,000,000) shares of Convertible, Preferred Stock ($.01 par value). The proposed rights, powers and limitations of the Class A Common Stock, and the Preferred Stock are set forth below.

                  (1) Common Stock. Except as set forth below, the Class A Common Stock and the Class B Common Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

                           (i)      Dividends, Combinations, Subdivisions and
Mergers. Subject to any preferential or other rights granted to holders of Preferred Stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and distributions, payable in cash or otherwise, as the Board of Directors may, from time to time, declare out of assets or funds of the Company legally available therefor, provided that all such dividends and distributions shall be paid or made in equal amounts, share for share, to the holders of Class A Common Stock and Class B Common Stock, as if a single class.

                                    In case the Company shall, at anytime: (a)
declare a dividend on the Corporation's Common Stock payable in shares of Common Stock, (b) subdivide the outstanding shares of Common Stock into a greater number of shares, (c) combine the outstanding shares of Common Stock into a smaller number of shares, (d) make a distribution on Common Stock in shares of its capital stock other than Common Stock, or (e) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then, as promptly as practicable after any of such events, the outstanding shares of the Class A Common Stock and Class B Common Stock shall likewise, proportionately and on the same per share basis, be adjusted or affected, except that in the event any dividend on the Common Stock shall be declared in shares of Common Stock, such dividends shall be declared at the same rate per share on the Class A Common Stock and Class B Common Stock, as if a single class, and each such class shall be paid with shares of the same class.

                           (ii)     Rights on Liquidation. Subject to any
preferential or other rights granted to holders of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution to stockholders shall be distributed in equal amounts per share to the holders of the Class A Common Stock and Class B Common Stock, as if a single class. For purposes of this paragraph, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease

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                  Plan of Reorganization and Articles of Merger

by the Corporation of all or substantially all of its assets, shall not constitute or be deemed a liquidation, dissolution or the winding-up of the Corporation.

                  (iii) Voting. Subject to the voting powers, if any, granted to the holders of Preferred Stock, and except as may be otherwise required by law, the Class A Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and each holder of Class A Common Stock shall be entitled to one vote for each share held. Except as may be otherwise required by law, the Class B Common Stock shall have no voting rights on any matter.

                  (iv) Conversion of Class B Common Stock. Each share of the Class B Common Stock shall be automatically converted as a result of the occurrence of the event specified in Paragraph (1)(iv)(c) hereof into fully paid and non-assessable shares of the Class A Common Stock at the conversion ratio of one share of Class A Common Stock for each share of Class B Common Stock.

                           (a)      Within a period not to exceed thirty (30)
days before the filing of a Registration Statement (as defined in Paragraph
(1)(iv)(d) below), the Corporation shall deliver written notice to the holders of Class B Common Stock at the address last shown on the records of the Corporation for each holder or given by each holder to the Corporation for the purposes of notice (or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located), notifying holders of the conversion to be effected, specifying the date upon which the Corporation anticipates the Registration Statement will be filed. Holders of Class B Common Stock must, within ten (10) days of his receipt of the Corporation's notice regarding its intent to file a Registration Statement (as defined in Paragraph (1)(iv)(d) below), surrender at the office of any transfer agent for the Class B Common Stock (which may be the Corporation) the certificate(s) therefor, duly endorsed to the Corporation or in blank, and written notice stating the number of Shares of Class B Common Stock that such holder possesses to exchange and the name(s) and addresses in which the certificate(s) representing the newly issued Class A Common Stock shall be issued.

                           (b)      Upon surrender and conversion of the Class B
Common Stock, the Corporation shall issue the certificate(s) for Class A Common Stock in the name(s) so designated with such legends affixed or restrictions imposed as may be required by federal, state or jurisdictional securities laws as determined by legal counsel for the Corporation; provided that the Corporation is not advised by its counsel that the issuance of such certificate(s) would be in violation of federal, state or jurisdictional securities law. The Corporation shall also affix to such certificates any documentary stamps in amounts sufficient to satisfy any liability under Delaware law that may arise in connection with converting Class B Common Stock into Class A Common Stock. Shares of the Series A Preferred Stock shall be deemed to have been converted immediately prior to the effective date of the Registration Statement (as defined in Paragraph (1)(iv)(d) below) for which the Corporation provided notice (for purposes of this Paragraph (1)(iv)(b), the "Conversion Date"), and the person(s) entitled to receive shares of the Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Class A Common Stock at such time. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver at said office the certificate(s) for the number of full shares of the Class A Common Stock issuable upon such conversion to the person(s) entitled to receive the same or to the nominee(s) of such person(s).

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                  Plan of Reorganization and Articles of Merger

                                    (c)      The Corporation shall at all times
reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the Class B Common Stock, the full number of shares of Class A Common Stock then deliverable upon the conversion or exchange of all shares of the Class B Common Stock at the time outstanding plus accrued but unpaid dividends with respect thereto. If, at any time, the number of authorized but unissued shares of Class A Common Stock shall not suffice to effect the conversion of the Class B Common Stock, the Corporation shall take such corporate action as may in the opinion of its counsel be necessary to increase its authorized but unissued Class A Common Stock to such number of shares as shall be sufficient for those purposes. The Corporation shall take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, the Articles or By-laws of the Corporation, or any agreement, instrument or order to which the Corporation or any of its subsidiaries is then subject.

                                    (d)      The event giving rise to the
automatic conversion of Class B Common Stock into Class A Common Stock under this Paragraph (1)(iv) shall be the effective date of a Registration Statement filed by the Corporation. For purposes of this Paragraph (1)(iv), the term "Registration Statement" shall mean a registration statement filed by the Corporation with the Securities Exchange Commission (or any other Federal agency who, at the time of such filing, is responsible for administering the Securities Act of 1933, as amended) relating to an initial public offering and sale of the Corporation's Class A Common Stock, other than a registration statement on Form S-4 or Form S-8, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation.

                                    (e)      The Corporation shall have the
right to postpone or withdraw the Registration Statement without obligation to any holder of Series B Common Stock.

                           (v)      Piggyback Registration Rights of Class B
Common Stock Holders Upon Conversion. Holders of Class B Common Stock shall have "piggyback" registration rights provided in the same manner as contained in Paragraph (5) (vii) below, after substituting the term "Class B Common Stock" for "Series A Preferred Stock" in every place in Paragraph (5) (vii) where the latter term appears and substituting the clause that reads "which will automatically converted into shares of Class A Common Stock pursuant to Paragraph (1) (iv) above" for the clause that reads "which may be converted into shares of Class A Common Stock pursuant to Paragraph (5) (v) (a)" in the definition of the term "Registrable Shares" contained in Paragraph (5) (vii) (a)
(V).

         (2) Preferred Stock. The Board of Directors shall have the authority to issue the Preferred Stock from time to time, without further action by the Corporation's stockholders, in one or more series, with designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof as the Corporation's Board of Directors may determine, by resolution providing for the issuance of shares of Preferred Stock, which may include, but shall not be limited to, the following:

                  (i) The number of shares that will constitute such series and the designation of such series.

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                  Plan of Reorganization and Articles of Merger

                  (ii) The voting powers, full or limited, of such series or that such series shall have no voting power.

                  (iii) The rate of dividends payable on such series, the time(s) when such dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative.

                  (iv) Whether the shares of such series shall be redeemable, and if redeemable, whether such shares shall be redeemable at the option of the Corporation or the holder of such shares or upon the happening of a specified event, the rate(s) or price(s) at which a redemption shall take place with such adjustments as may be provided and any other terms or conditions of any redemption.

                  (v) Whether the Corporation shall create a sinking or similar fund for the redemption or purchase of shares and, if so, the terms and provisions that shall govern such fund.

                  (vi) The rights of the holders of shares upon the liquidation, dissolution or any distribution of the assets of the Corporation.

                  (vii) The rights, if any, of holders of shares, to convert such shares into, or to exchange such shares for, shares of any other class(es) or any other series of the same or any other class(es) of stock of the Corporation, the prices(s) or rate(s) of exchange with such adjustments as shall be provided at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or the Corporation or upon the happening of a specified event, and any other terms or conditions of such conversation or exchange.

                  (viii) The relative rights among each series with regard to dividends and liquidation preferences.

         (3) Adjustment of Authorized Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation that is entitled to vote, without requiring a class vote of the Preferred Stock or any class or series thereof, except as may be otherwise provided in the resolution(s) fixing the voting rights of such class or series.

         (4) No Preemptive Rights. The holders of Common Stock or Preferred Stock of the Corporation shall not be entitled, as a matter of right, to subscribe for or purchase any part of any new or additional issue of any stock or other securities of the Corporation.

         (5) Creation of Series A Preferred Stock. There is hereby created from the authorized but unissued shares of Preferred Stock, having a par value of $.01 per share, a series of Preferred Stock to consist of 1,200,000 shares (the "Series A Preferred Stock") that will be offered at a price per share, to be determined at the sole discretion of the Board of Directors, with the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series as follows:

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                  Plan of Reorganization and Articles of Merger

                  (i)      Dividends.

                           (a)      The annual rate of dividends on shares of
the Series A Preferred Stock shall be not greater than $0.06 per share the "Dividend Rate"), accruing from the first day of the calendar month next following the date of issuance; the initial rate shall be set at $0.05 per share. Such dividends shall be payable in cash or, if approved by the holders of a majority of the shares of the Series A Preferred Stock, in kind, in equal quarterly payments (as nearly as reasonably may be possible) for each full quarterly dividend period. Dividends payable on the Series A Preferred Stock for any period more than or less than a full quarterly dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable, out of funds legally available for the payment of dividends, when and as declared by the Board of Directors, on January 1, April 1, July 1 and October 1 of each year (each such date being called a "Dividend Payment Date") with respect to the period ending on the day immediately preceding the Dividend Payment Date, commencing on the first such date after the date upon which dividends begin to accrue. Such dividends shall be paid to the holders of record of shares of the Series A Preferred Stock as they appear in the stock records of the Corporation on the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than sixty (60) days nor less than ten (10) days preceding the payment date thereof. Accumulated but unpaid dividends for any past quarterly dividend periods shall be cumulative and shall accrue, without interest. Accumulated but unpaid dividends may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on the close of business on the date specified by the Board of Directors at the time such dividend is declared; provided, however, that such date shall not be more than sixty (60) days nor less than ten (10) days preceding the payment date thereof. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment(s) on the Series
A Preferred Stock, whether or not accumulated and unpaid.

                           (b)      As long as any shares of Series A Preferred
Stock are outstanding, no dividends or distributions (other than a dividend or distribution in the form of Common Stock (as hereinafter defined) or any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and liquidation rights) shall be declared or paid or set apart for payment or other distribution made upon the Common Stock of the Corporation or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends or liquidation rights, and no Common Stock or any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends or liquidation rights shall be redeemed; purchased or otherwise acquired by the Corporation for any consideration (except by conversion into or exchange for capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and liquidation rights) unless full cumulative dividends have been paid (or declared and a cash, or if approved by the holders of a majority of the shares of the Series A Preferred Stock, in kind sum sufficient for the payment thereof set apart for such payment) on the Series A Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such dividends. For purposes of this Paragraph (5)(i)(b), the term "Common Stock" shall mean shares of any class of the Corporation's capital stock which is not preferred and limited as to dividends. The foregoing restriction on redemption, purchase or acquisition of Common Stock or any other capital stock of the Corporation ranking junior to the Series A Preferred Stock shall not apply to any payments made: in lieu of the issuance of fractional shares thereof (whether upon any merger, conversion,

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                  Plan of Reorganization and Articles of Merger

stock dividend or otherwise); with respect to the acquisition of any shares of Common Stock or other capital stock of the Corporation in connection with the settlement of disputes arising out of acquisitions by the Corporation pursuant to which such stock was issued; or with respect to the rescission of any acquisition or disposition by the Corporation pursuant to which such stock was issued. When dividends are not paid in full upon the shares of the Series A Preferred Stock and other Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of the Series A Preferred Stock and such other Preferred Stock ranking on parity shall be declared prorata so that the amount of dividends declared per share on the Series A Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that stated dividends per share on the shares of the Series A Preferred Stock and such other Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends bear to each other.

                           (c)      In addition to the dividend provided in
Paragraph (5)(i)(a) above, holders of shares of the Series A Preferred Stock shall be entitled to a dividend any time that a dividend is declared and paid on the Corporation's Common Stock on the same basis as though the shares of Series A Preferred Stock had been converted into shares of Common Stock in accordance with he provisions of Paragraph (5)(v) below as of the record date for any such declaration of dividends on the Common Stock.

                           (d)      Notwithstanding the foregoing provisions of
this Paragraph (5), dividends on the Series A Preferred Stock may not be declared, paid or set apart if the Corporation is insolvent (or would be rendered insolvent thereby), or at such time as the terms and provisions of any law or agreement of the Corporation, including any agreement relating to its indebtedness, specifically prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a violation or breach thereof or a default thereunder; provided, however, that nothing herein contained shall in any way or under any circumstance be construed or deemed to require the Board of Directors to declare or the Corporation to pay or set apart for payment any dividends on shares of the Series A Preferred Stock at any time except to the extent expressly required hereunder, whether permitted by any of such agreements or not.

                  (ii)     Voting Rights.

                           (a)      Each share of Series A Preferred Stock shall
be entitled to one vote per share in all matters voted upon by the shareholders of the Corporation and shall vote together with the holders of the Class A Common Stock as a single voting group, unless voting as a separate voting group is otherwise expressly required by these Articles of Incorporation or by law.

                           (b)      So long as any shares of the Series A
Preferred Stock remain outstanding, the Corporation shall not, without obtaining the affirmative vote through a meeting or the written consent without a meeting of the holders of at least a majority in number of shares of the Series A Preferred Stock then outstanding, voting or consenting (as the case may be) separately as a class, adopt any amendment or supplement to its Articles of Incorporation which would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely, or create, authorize or issue any other class or series of capital stock of the

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                  Plan of Reorganization and Articles of Merger

Corporation, the terms of which shall specifically provide that such class or series shall rank prior to the Series A Preferred Stock in respect to dividend rights or rights upon the dissolution, liquidation or winding up of the Corporation.

                  (iii)    Liquidation Rights.

                           (a)      Subject to the rights of creditors, upon the
dissolution, liquidation or winding up of the Corporation, the holders of shares of the Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any class or series of Common Stock which ranks junior to the Series A Preferred Stock in respect of dividend rights or on dissolution, liquidation or winding up of the Corporation, the amount of $1.50 in cash or, if approved by the holders of a majority of the shares of the Series A Preferred Stock, in kind, per full share, plus an amount in cash or in kind equal to all accrued but unpaid dividends thereon to the date of final distribution, less any amount previously distributed on such share in connection with any such dissolution, liquidation or winding up of the affairs of the Corporation. The Corporation has the right to repurchase from each holder the preferred stock at a fixed price of $1.50 per share, any time after 24 months from the Corporation's issue of said preferred shares to the holders thereof.

                           (b)      In the event the assets of the Corporation
available for distribution to the holders of shares of the Series A Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Paragraph (5)(iii), then upon such dissolution, liquidation or winding up:

                                    (I)      with respect to any shares of any
other class of capital stock of the Corporation ranking junior to the shares of the Series A Preferred Stock, no such distribution shall be made; and

                                    (II)     with respect to Preferred Stock of
all other series, if any, ranking on parity with the Series A Preferred Stock, the holders of the Series A Preferred Stock and Preferred Stock of all such other series shall share ratably in any distribution of assets.

                           (c)      After the payment to the holders of shares
of the Series A Preferred Stock of the full preferential amounts provided for in this Paragraph (5)(iii), such holders shall have no right or claim to any of the remaining assets of the Corporation.

                           (d)      None of (I) the sale, transfer or lease of
all or substantially all the property or business of the Corporation, (II) the merger or consolidation of the Corporation into or with any other corporation,
(III) the merger or consolidation of any other corporation into or with the Corporation, or (IV) any dissolution, liquidation, winding up or reorganization of the Corporation immediately followed, in the case of this clause (IV), by another corporation succeeding to the business and obligations of the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Paragraph (5)(iii).

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                  Plan of Reorganization and Articles of Merger

                  (iv) Ranking. Capital stock to any class or series of the Corporation shall be deemed to rank as follows:

                           (a)      Prior to shares of the Series A Preferred
Stock, either as to dividends or upon liquidation, if the holders of such stock shall be entitled to the receipt of dividends, or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of the Series A Preferred Stock;

                           (b)      On a parity with shares of the Series A
Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share, be different from those of the Series A Preferred Stock, if the holders of such capital stock shall b entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, on a pro rata basis based on stated values, without preference or priority, one over the other, as between the holders of such capital stock and the holders of shares of the Series A Preferred Stock; and

                           (c)      Junior to shares of the Series A Preferred
Stock, either as to dividends or upon liquidation, if such capital stock shall be any class or series of Common Stock or if the holders of shares of the Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon the dissolution, liquidation or winding up of the Corporation, as the case may be, In preference or priority to the holders of shares of such class or series.

                  (v) Optional Conversion or Redemption. At his option, a holder of shares of the Series A Preferred Stock may, if he so desires, elect either: upon the event the Corporation files a Registration Statement (as defined in Paragraph (1)(iv)(d) above), which is declared effective under the Securities Act of 1933, as amended, to convert all of his shares into Class A Common Stock of the Corporation (on a one share of Class-A common for one share of Series-A preferred basis) or to cause the Corporation to buy all of his shares of Series A Preferred Stock (at the price and in the manner set forth in Paragraph (5)(v)(b) below); or, upon the occurrence of any of the events specified in Paragraph (5)(viii)(b) or (c) below, to convert all of his shares into Class A Common Stock (also at the price and in the manner set forth in Paragraph (5)(v)(a) below).

                  Within a period not to exceed thirty (30) days before the filing of a Registration Statement (as defined in Paragraph (1)(iv)(d) above), the Corporation shall deliver written notice to the holders of Series A Preferred Stock at the address last shown on the records of the Corporation for each holder or given by each holder to the Corporation for the purposes of notice (or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located), notifying such holders of the Corporation's intent to file a Registration Statement, specifying the date upon which the Corporation anticipates the Registration Statement will be filed. Any election by a holder to so covert or sell his shares of Series A Preferred Stock shall be conditioned upon, and shall not be given effect unless and until, a declaration of the Registration Statement's effectiveness, and absent such declaration the holder's election shall be null and void.

                           (a)      If any holder of shares of Series A
Preferred Stock elects to convert his shares pursuant to this Paragraph (5)(v), then:

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                  Plan of Reorganization and Articles of Merger

                                    (I)      Such election must be made with
respect to all shares of Series A Preferred Stock that the holder possesses at the time of such election, and all such shares of Series A Preferred Stock shall be exchanged for fully paid and non-assessable shares of the Corporation's Class A Common Stock.

                                    (II)     The Class A Common Stock shall be
issued upon conversion of shares of the Series A Preferred Stock on a share-for-share basis, i.e. one share of Class A Common Stock shall be issued upon conversion of each share of Series A Preferred Stock. Any accumulated but unpaid dividends with respect thereto, which are due and payable upon the date of conversion, shall be paid in cash by the Corporation on the date of conversion or at such time as the Corporation would normally pay dividends, in the Corporation's discretion. Accordingly, the Series A Preferred Stock shall be convertible into Class A Common Stock on a share for share basis. The number of full shares issuable upon the conversion shall be based upon the total number of shares converted. No fractional shares of Class A Common Stock or scrip representing fractional shares of Class A Common Stock shall be issued upon any conversion of the Series A Preferred Stock, as any fractional shares shall instead be rounded to the nearest whole share.

                                    (III)    In order to convert shares of the
Series A Preferred Stock into shares of Class A common Stock pursuant to this Paragraph (5)(v)(a), the holder thereof must, within ten (10) days of his receipt of the Corporation's notice regarding its intent to file a Registration Statement (for purposes of this Paragraph (5)(v), the "Conversion Period"), surrender at the office of any transfer agent for the Series A Preferred Stock (which may be the Corporation) the certificate(s) therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office (which shall be deemed given upon actual receipt by the Corporation) that he elects to convert such shares and any accrued but unpaid dividends with respect thereto, stating the number of shares of Series A Preferred Stock that such holder possesses to exchange and the name or names (with addresses) in which the certificate or certificates shall be issue.

                                    (IV)     Shares of the Series A Preferred
Stock shall be deemed to have been converted immediately prior to the effective date of the Registration Statement for which the Corporation provided notice (for purposes of this Paragraph (5) (v), the "Conversion Date"), and the person(s) entitled to receive shares of the Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Class A Common Stock at such time. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver at said office the certificate(s) for the number of full shares of the Class A Common Stock issuable upon such conversion to the person(s) entitled to receive the same or to the nominee(s) of such person(s).

                                    (V)      Upon conversion, the Corporation
shall issue the certificate(s) for Class A Common Stock in the name(s) so designated with such legends affixed or restrictions imposed as may be required by federal, state or jurisdictional securities laws as determined by legal counsel for the Corporation; provided that the Corporation is not advised by its counsel that the issuance of such certificate(s) would be in violation of federal, state or jurisdictional securities laws. The Corporation shall also affix to such certificates any documentary stamps in amounts sufficient to satisfy any liability under Delaware Law that may arise in connection with any such conversion of Class B Common Stock into Class A Common Stock.

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                  Plan of Reorganization and Articles of Merger

                                    (VI)     The Conversion Price shall be
subject lo adjustment as follows:

                                             (A) In case the Corporation shall,
at any time after this Statement of Designation for the Series A Preferred Stock has been filed with the Secretary of State of Delaware: declare a dividend on the Corporation's Class A Common Stock payable in shares of Class A Common Stock; subdivide the outstanding shares of Class A Common Stock into a greater number of shares; combine the outstanding shares of Class A Common Stock into a smaller number of shares; make a distribution on Class A Common Stock in shares of its capital stock other than Common Stock; or issue any shares of its capital stock in a reclassification of Class A Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then the conversion privilege and the Conversion Price as to Class A Common Stock in effect immediately prior to such action shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter converted may receive the number of shares of Class A Common Stock which such holder would have owned Immediately following such action if such holder had converted the shares immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                           For a dividend or distribution, the adjustment shall
become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification. If after an adjustment a holder of a share of Series A Preferred Stock upon conversion of it may receive shares of two or more classes or series of capital stock of the Corporation instead of the Class A Common Stock, the Board of Directors shall determine the allocation of the adjusted conversion price between or among the classes or series of capital stock. After such allocation, the conversion prices of the classes or series of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Class A Common Stock in this Paragraph (5)(v).

                                             (B) The Corporation may, at any
time, reduce the Conversion Price, temporarily or otherwise, by any amount, so long as such reduction is for a minimum period of twenty (20) days and is irrevocable during that period and the Corporation notifies the holders of the Series A Preferred Stock at least fifteen (15) days prior to the dale on which the reduced Conversion Price takes effect.

                                             (C) No adjustments in the
Conversion Price need to be made unless the adjustment would require an increase or decrease of at least one dollar ($1.00) in the Conversion Price. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph
(5)(v)(a)(VI) shall be made to the nearest cent or to the nearest whole share, as the case may be. Notwithstanding the first sentence of this Paragraph
(5)(v)(a)(VI)(C), any adjustment required herein shall be made no later than three years from the date of the transaction which mandates such adjustment.

                                             (D) No adjustment in the Conversion
Price shall be made because the Corporation issues, in exchange for cash, property or services, shares of Class A Common Stock, or any securities convertible into or exchangeable for shares of Class A Common Stock, or securities carrying the right to purchase shares of Class A Common Stock or such convertible or exchangeable securities. Furthermore, no adjustment in the Conversion Price need be made under

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                  Plan of Reorganization and Articles of Merger

this Paragraph (5)(v)(a)(VI) for the sale of shares of Class A Common Stock pursuant to a Corporation plan providing for reinvestment of dividends or interest or in the event the par value of Common Stock is changed. Anything contained herein to the contrary notwithstanding, no adjustment in the Conversion Price or the conversion privilege shall be made as a result of the issuance of shares of Class A Common Stock upon or pursuant to conversion of shares of the Series A Preferred Stock.

                                             (E) Whenever the Conversion Price
is adjusted the Corporation shall promptly mail to holders of the Series A Preferred Stock and to the transfer agent a notice of the adjustment briefly stating the facts requiring the adjustment and the manner of computing it. The notice shall be conclusive evidence that the adjustment is correct.

                                             (F) If a state of facts shall occur
which, without being specifically controlled by the provisions of Paragraph
(5)(v)(a)(VI), would not fairly protect the conversion privilege of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions as determined in the sole judgment of the Board of Directors, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights. Any determination that the Board of Directors makes pursuant to this Subparagraph (5)(v)(a)(VI)(F) shall be conclusive,

                                    (VII)    The issuance of certificates for
shares of Class A Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to any holder thereof for any issuance tax in respect thereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of such holder.

                                    (VIII)   Any shares of the Series A
Preferred Stock which shall at any time have been converted into Class A Common Stock shall, after such conversion, be automatically retired and shall, after any necessary filing has been made with the Secretary of State of Delaware, have the status of authorized but unissued shares of Series A Preferred Stock.

                                    (IX)     The Corporation shall at all times
reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, the full number of shares of Class A Common Stock then delivered upon the conversion or exchange of all shares of the Series A Preferred Stock at the time outstanding plus accrued but unpaid dividends with respect thereto. If at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of the Series A Preferred Stock, the Corporation shall take such corporate action as may in the opinion of its counsel be necessary to increase its authorized but unissued Class A Common Stock to such number of shares as shall be sufficient for those purposes. The Corporation shall take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, the Articles or By-laws of the Corporation, or any agreement, instrument or order to which the Corporation or any of its subsidiaries is then subject.

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                  Plan of Reorganization and Articles of Merger

                           (b)      If any holder of shares of Series A
Preferred Stock elects to sell his shares to the Corporation pursuant to this paragraph (5)(v), then:

                                    (I)      Such election must be made with
respect to all shares of Series A Preferred Stock that the holder possesses at the time of such election, and all such shares of Series A Preferred Stock shall be exchanged for cash.

                                    (II)     The price at which shares of Series
A Preferred Stock shall be sold to the Corporation shall be equal to the product of the number of shares of Series A Preferred Stock held by the holder multiplied by the sum of $1.50 per share of Series A Preferred Stock, plus any accumulated but unpaid dividends with respect thereto.

                                    (III)    In order to sell shares of the
Series A Preferred Stock pursuant to this Paragraph (5)(iv)(b), the holder thereof must, within the Conversion Period, surrender at the office of any transfer agent for the Series A Preferred Stock (which may be the Corporation) the certificate(s) therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office (which shall be deemed given upon actual receipt by the Corporation) that he elects to sell such shares and any accrued but unpaid dividends with respect thereto, stating the number of shares of Series A Preferred Stock that such holder possesses to sell. Shares of the Series A Preferred Stock shall be considered to have been sold immediately prior to the Conversion Date.

                                    (IV)     Unless the Corporation is in
default with respect to the payment in full of the selling price and any accrued and unpaid dividends after the Conversion Period, then commencing with the first day after the Conversion Period dividends on the sold shares shall cease to accrue, all rights of the holders of such shares as stockholders of the Corporation by reason of the ownership of such shares shall cease, and such shares shall not after the Conversion Period be deemed to be outstanding.

                                    (V)      Any shares of the Series a
Preferred Stock that at any time have been sold to the Corporation shall, after such sale, be automatically retired and shall have the status of authorized but unissued shares of preferred stock, without designation as to class or series, until such shares are once again designated as part of a particular class or series by the Board of Directors.

                                    (VI)     The Corporation shall have no
obligation to establish a sinking fund for the optional sale by any holders of the Series A Preferred Stock.

                                    (VII)    Notwithstanding the foregoing
provisions of this Paragraph (5)(v), the shares of the Series A Preferred Stock may not be sold to the Corporation in whole or in part if the Corporation is insolvent or would be rendered insolvent thereby, or at such time as the terms and provisions of any law specifically prohibit such redemption or provide that such redemption would constitute a violation thereof; provided, however, that nothing herein contained shall in any way or under any circumstance be construed or deemed to require the Corporation to purchase the Series A Preferred Stock at any time except to the extent expressly required hereunder.

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                 Plan of Reorganization and Articles of Merger

                  (vii)    Piggyback Registration Rights Upon Conversion.

                           (a)      Definitions. As used in this Paragraph
(5)(vii), the following terms shall have the following respective meanings:

                                    (I)      "Commission" means the Securities
and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

                                    (II)     "Exchange Act" means the Securities
Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                                    (III)    "Securities Act" means the
Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                                    (IV)     "Registration Expenses" means the
expenses described in Paragraph (g)(IV) below.

                                    (V)      "Registrable Shares" means the
shares of Series A Preferred Stock and any other shares of Series A Preferred Stock issued or issuable in respect of such shares (because of stock splits, stock dividends, classification, recapitalization, or similar events, if applicable) which will may be converted at the holder's option into shares of Class A Common Stock pursuant to Paragraph (5)(v) above; provided, however, that the shares of Class A Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale of such shares pursuant to a Registration Statement, Section 4(1) of the Securities Act, Rule 144 under the Securities Act or otherwise.

                                    (VI)     "Registration Statement" means the
registration statement described in Paragraph (1)(iv)(d) above.

                           (b)      Piggyback Registration.

                                    (I)      Whenever the Corporation proposes
to file a Registration Statement, it shall, within a period not be exceed thirty
(30) days before the filing of such Registration Statement, deliver written notice to the holders of Series A Preferred Stock, at the address last shown on the records of the Corporation for each holder or given by each holder to the Corporation for the purposes of notice (or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located), notifying holders of such proposed filing, specifying the date upon which the Corporation anticipates the Registration Statement will be filed. Holders of the Series A Preferred Stock shall have ten (10) days after the Corporation provides such notice to provide written notice of their election to register all or a portion of their Registrable Shares, which shall include the holder's intended method of disposition of the Registrable Shares. The Corporation shall use its best efforts to cause all Registrable Shares which the Corporation has been requested by such holder(s) to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of

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                  Plan of Reorganization and Articles of Merger

distribution specified in the written notice of such holder or holders; provided that the Corporation shall have the right to postpone or withdraw any registration effected pursuant to this Paragraph (5)(vii) without obligation to any holder.

                                    (II)     In connection with any offering
under this Paragraph (5)(vii) involving an underwriting, the Corporation shall not be required to include any Registerable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Corporation. If in the opinion of the managing underwriter or underwriters the registration of all, or part of, the Registrable Shares which the holders have requested to be included would materially and adversely affect such public offering, then the Corporation shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares shall participate in the underwriting pro rata based upon their total ownership of Registrable Shares (or in any other proportion as agreed upon by all holders of the Registrable Shares) and if any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of Registrable Shares.

                           (c)      Registration Procedures. If and when the
Corporation is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Corporation shall:

                                    (I)      file with the Commission a
Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

                                    (II)     as expeditiously as possible
prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep such Registration Statement effective for a period of up to 120 days from the effective date;

                                    (III)    as expeditiously as possible
furnish to holders such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the holders; and

                                    (IV)     as expeditiously as possible use
its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the holders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the holder; provided,

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                  Plan of Reorganization and Articles of Merger

however, that the Corporation shall not be required in connection with this Paragraph (5)(vii) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                                             If the Corporation has delivered
preliminary or final prospectuses to the holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify the holders and, if requested, the holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Corporation. The Corporation shall promptly provide the holders with revised prospectuses to permit the holders to resume making offers of the Registrable Shares.

                           (d)      Allocation of Expenses. The Corporation will
pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration is withdrawn at the request of the holders requesting such registration (other than as a result of information concerning the business or financial condition of the Corporation which is made known to the holders after the date on which such registration was requested), the holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of its Registrable Shares included in such registration. For purposes of this Paragraph (5)(vii), the term "Registration Expenses" shall mean all expenses incurred by the Corporation in complying with this Paragraph (5)(vii), including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Corporation, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions attributable to the Registrable Shares and the fees and expenses of the holder's own counsel and accountants, which shall be borne by such holders.

                           (e)      Indemnification. In the event of any
registration of any of the Registrable Shares under the Securities Act, pursuant to this Paragraph (5) (vii), the Corporation will indemnify and hold harmless the seller of such Registrable Shares against any losses, claims, damages or liabilities, joint or several, to which such seller may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares was registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Corporation will reimburse such seller for any legal or any other expenses reasonably incurred by such seller in connection with investigating and defending any such loss, claim, damage, liability or action; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Corporation by or on behalf of such seller, specifically for use in the preparation thereof, or as a result of the failure of such seller, or any agent of such seller, to deliver any amendments and supplements to any Registration Statement and the prospectus included in any such Registration Statement.

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                  Plan of Reorganization and Articles of Merger

                           In the event of any registration of any of the
Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly will indemnify and hold harmless the Corporation, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Corporation or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Corporation, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and each seller of Registrable Shares will reimburse the Corporation, each of its directors and officers, each underwriter and each controlling person, severally and not jointly, for any legal or other expenses reasonably incurred by the Corporation, each director and officer, each underwriter and each controlling person in connection with investigating and defending any such loss, claim, damage, liability or action, if the statement or omission was made in reliance upon and in conformity with information furnished to the Corporation by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement.

                           Each party entitled to indemnification under this
Paragraph (5) (vii) (e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Paragraph (5) (vii). The Indemnified Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

                           (f)      Information by Holder. Each holder of
Registrable Shares included in a Registration Statement shall furnish to the Corporation such information regarding such holder and the distribution proposed by such holder as the Corporation may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Paragraph (5) (vii).

                           (g)      "Stand-Off" Agreement. Each holder of
Registrable Shares included in a Registration Statement, if requested by the Corporation and an underwriter of Common Stock or

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                  Plan of Reorganization and Articles of Merger

other securities of the Corporation, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Corporation held by such holder for a specified period of time (not to exceed 180 days) before or after the effective date of a Registration Statement. Such agreement shall be in writing in a form satisfactory to the Corporation and such underwriter. The Corporation may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

                  (viii)   Notice of Certain Actions. If:

                           (a)      the corporation takes any action which would
require an adjustment in the conversion price;

                           (b)      the Corporation (I) consolidates or merges
with another corporation pursuant to which the Corporation is not the continuing corporation, (II) sells or transfers all or substantially all of its assets to another corporation, or (III) engages in a statutory exchange of securities with another corporation; and in any of such events, stockholders of the Corporation must approve the transaction; or

                           (c)      there is a dissolution, liquidation or
winding up of the Corporation; then

                           The Corporation shall mail to holders of the Series A
Preferred Stock a notice stating the proposed record date or, in the case of transactions for which no record date need be determined, the effective date. The Corporation shall mail the notice at least ten (10) days before the effective date of any of the events specified in Paragraph (5)(vi)(b) above and at least twenty (20) days before the effective date of any of the events specified in Paragraph (5)(vi)(c) above. A failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in Paragraph (5)(vi) (b) or (c).

                  (ix) Payments Due on Saturday, Sunday or Legal Holidays. In case a Dividend Payment Date for the Series A Preferred Stock shall be a Saturday or Sunday, the payment of any dividend on the Series A Preferred Stock need not be made on such date, but may be made on the next succeeding day not a Saturday or Sunday, with the same force and effect as if made on such Dividend Payment Date.

                  (x) Increases/Decreases in Authorized Shares. The number of authorized shares of the Series A Preferred Stock may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares then outstanding) by further resolution duly adopted by the Board of Directors and by filing with the Secretary of the State of Delaware a Supplementary Statement of Designation stating that such an increase or decrease has been so authorized.

                  (xi) No Other Rights. The shares of the Series A Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth above and in the Articles of Incorporation of this Corporation.

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                  Plan of Reorganization and Articles of Merger

TRANSFERABILITY OF THE UNITS

Each offeree should be fully aware of the long-term nature of their investment in the Units. Each prospective investor will be required to represent that he or she is purchasing the Units for his or her own account for investment purposes only, and not with a view toward resale or distribution thereof other than the limited registration rights described above. The Company is under no obligation to register the Units under the federal securities laws, nor under the securities laws of any state. Therefore, the Units may only be offered or sold by reason of a specific exemption under the provisions of such laws which are dependent, in part, upon the investment intent of each offeree who purchases Units offered hereunder. In all likelihood, no investor will be able to rely on Rule 144 under the Securities Act of 1933 for the resale of any of the Units for the next two years.

THE UNITS ARE ILLIQUID SECURITIES. THERE IS NO ESTABLISHED MARKET FOR THE UNITS AND IT IS NOT ANTICIPATED THAT THERE WILL BE A MARKET IN THE FORESEEABLE FUTURE. THE OFFERING PRICE FOR THE UNITS HAS BEEN DETERMINED BY THE Company. THEREFORE, EACH INVESTOR MUST BE IN A POSITION TO BEAR THE ECONOMIC RISK OF THE INVESTMENT IN THE UNITS FOR AN INDEFINITE PERIOD OF TIME, SINCE THE TRANSFERABILITY OF THE UNITS AS AFOREMENTIONED IS SEVERELY RESTRICTED.

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